Exhibit 99.1

New Residential Investment Corp. Announces Authorization of Share Repurchase Program of Up to $200 Million

NEW YORK– (BUSINESS WIRE) – August 20, 2019 – New Residential Investment Corp. (NYSE: NRZ, “New Residential”, the “Company”), a leading provider of capital and services to the mortgage and financial services industry, announced today that the Company's Board of Directors (the “Board”) authorized the repurchase of up to $200 million of the Company's common shares through December 31, 2020.

Under the program, the Company may purchase its shares from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors including the price and availability of the Company's shares, trading volume, capital availability, Company performance and general economic and market conditions. The Company may also from time to time establish one or more plans under Rule 10b5-1 of the Securities Exchange Act of 1934 or by means of one or more tender offers to facilitate purchases of its shares under this authorization. The share repurchase program may be suspended or discontinued at any time.

“Our Board and management believe that our Company’s value and long-term strategy are not currently reflected in our share price,” said Michael Nierenberg, Chairman, Chief Executive Officer and President. “The program we announced today reflects our confidence in our business and demonstrates our commitment to driving shareholder value. We intend to opportunistically consider the use of this repurchase program when it compares favorably to other capital deployment alternatives.”

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. With approximately $37 billion in assets as of June 30, 2019, New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments. New Residential’s investment portfolio includes mortgage servicing related assets, non-agency securities (and associated call rights), residential loans and other related opportunistic investments. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering almost $3 billion in dividends to shareholders. Following the acquisition of Shellpoint Partners LLC (“Shellpoint”) in 2018, New Residential also benefits from Shellpoint’s origination and third-party servicing platform, as well as a suite of ancillary businesses including title insurance, appraisal management, real estate owned management and other real estate services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements as to the amount, timing and manner of the Company’s repurchase of its shares pursuant to the share repurchase program described above. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

New Residential Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com